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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 21, 2001
(Date of Report (Date of Earliest Event Reported))

DUKE REALTY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation)	1-9044 (Commission File Number)	35-1740409 (IRS Employer Identification Number)
600 East 96th Street, Suite 100 Indianapolis, Indiana (Address of Principal Executive Offices)	46240 (Zip Code)

(317) 808-6000
(Registrant's Telephone Number, Including Area Code)

Item 5. Other Events.

    On November 21, 2001, Duke Realty Corporation (the "Company") amended the Rights Agreement, dated as of July 23, 1998, between the Company and American Stock Transfer & Trust Company, as Rights Agent. The principal purpose of the amendment was to exempt acquisitions of shares of the Company's common stock made pursuant to "Qualifying Offers" from certain provisions of the Rights Agreement. A copy of the amendment is filed as Exhibit 7.1 to this Report.

Item 7. Exhibits.

  7.1
  Amendment to Rights Agreement, dated as of November 21, 2001, between the Company and American Stock Transfer & Trust Company.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY CORPORATION
Date: November 21, 2001	By:	/s/ HOWARD L. FEINSAND Howard L. Feinsand

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  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURES